Exhibit 5.1

Mark A. Medearis

T: +1 650 843 5040

mmedearis@cooleycom

November 2, 2015

MobileIron, Inc.

415 East Middlefield Road

Mountain View, CA 94043

Ladies and Gentlemen:

We have acted as counsel to MobileIron, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S‑8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 4,581,890 shares of the Company’s Common Stock, par value $0.0001 per share, including (a) 3,818,242 shares of Common Stock (the “2014 Shares”) issuable pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), and  (b) 763,648 shares of Common Stock (the “ESPP Shares” and together with the 2014 Shares, the “Shares”)  issuable pursuant to the Company’s 2014 Employee Stock Purchase Plan (the “ESPP”, and together with the 2014 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2014 Shares and the ESPP Shares,  when sold and issued in accordance with the 2014 Plan and the ESPP, respectively, and the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM

MobileIron, Inc. Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:  /s/ Mark Medearis

Mark Medearis

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM